Consent of Independent Accountants

     We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our report dated February 3, 2000 with respect to the consolidated financial statements of Business Men's Assurance Company of America as of December 31, 1999 and for each of the two years in the period then ended and our report dated February 3, 2000 with respect to the financial statements of BMA Variable Annuity Account A for the year ended December 31, 1999 included in the Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-32887) and the related Statement of Additional Information accompanying the Prospectus of BMA Variable Annuity Account A.


                                  /S/ ERNST & YOUNG LLP


Kansas City, Missouri
April 19, 2001

                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 26, 2001, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 26, 2001, relating to the financial statements of BMA Variable Annuity Account A, which appear in such Registration Statement and the related Statement of Additional Information accompanying the Prospectus of BMA Variable Annuity Account A. We also consent to the references to us under the headings "Financial Statements" and "Experts" in such Registration Statement and Statement of Additional Information.

                                         /s/PricewaterhouseCoopers LLP


Kansas City, Missouri
April 19, 2001